EXHIBIT 4-J

FIRST AMENDMENT TO THIRD AMENDED AND
RESTATED REVOLVING CREDIT AGREEMENT
Dated as of July 26, 1999

This First Amendment to Third
Amended and Restated Revolving
Credit Agreement (this "Amendment")
dated as of July 26, 1999 by and
between Quality Dining, Inc., an
Indiana corporation, and GAGHC,
Inc., a Delaware corporation, as
Borrowers, the banks now party to
the hereinafter defined Credit
Agreement (the "Banks") and Chase
Bank of Texas, National Association,
in its capacity as Administrative
Agent for the Banks (the "Agent"),
amends that certain Third Amended
and Restated Revolving Credit
Agreement dated as of May 11, 1999
by and between Quality Dining, Inc.
and GAGHC, Inc., as Borrowers, the
Banks which are party thereto and
Chase Bank of Texas, National
Association, in its individual
capacity and as Administrative Agent
(the "Credit Agreement").
Capitalized terms used herein and
not defined herein shall have the
meanings assigned thereto in the
Credit Agreement.

WHEREAS, the Borrowers have
requested that the Agent and the
Banks agree to amend certain of the
covenants set forth in the Credit
Agreement to facilitate the closing
of the Mortgage Transaction; and

WHEREAS, the parties have determined
that it is in their best interests
to enter into this Amendment upon
the terms set forth herein.

NOW, THEREFORE, in consideration of
the terms and conditions contained
herein, the parties hereto agree as
follows:

Section 1 Amendments to Article I.
(a)  The definition of "Commitment"
in Article I of the Credit Agreement
is hereby amended by replacing the
figure "$80,000,000" at the end
thereof with the figure
"$76,000,000".

(b)  The definition of "SPE" in
Article I to the Credit Agreement is
hereby amended by (i) inserting
"partnerships or limited liability
companies" immediately after
"corporations" in the first line of
said definition and (ii) deleting
the word "corporation" at the end of
said definition and replacing it
with the word "Person".

(c)  The definition of "Subject
Assets" is hereby amended in its
entirety to read as follows:
""Subject Assets" shall mean the fee
interests and/or leasehold interests
in the parcels of real property
identified in Annex V hereto and the equipment
(including fixtures) located on such
parcels of real property."

(d)  A new definition of
"Intercreditor Agreement" is hereby
inserted in Article I of the Credit
Agreement immediately after the
definition of "Indebtedness Ratio"
to read as follows: ""Intercreditor
Agreement" shall mean the
intercreditor agreement in
substantially the form attached
hereto as Exhibit E among the
parties thereto, as it may be
amended, modified, restated or
replaced from time to time."

Section 2 Amendments to Article III.

(a)  Section 3.1(a) of the Credit
Agreement is hereby amended by
deleting the "and" at the end of
clause (ix) of said Section, by
renumbering clause (x) as clause
(xvi) and by inserting immediately
following clause (ix) of said
Section, new clauses (x) through
(xv) to read as follows:
"(x)  Collateral Assignments of
Franchise Agreements, in form and
substance acceptable to the
Administrative Agent, duly executed
by the appropriate parties, granting
to the Administrative Agent, for the
benefit of the Banks, a security
interest in the franchise agreements
of certain of the Subsidiary
Guarantors with either Burger King
Corporation or Brinker
International, Inc., as franchisor,
in all cases subject to the
Intercreditor Agreement and any
intercreditor agreements and/or
consents to collateral assignment
entered into with each such
franchisor;

(xi)  Collateral Assignments of
Leases, in form and substance
acceptable to the Administrative
Agent, duly executed by the
appropriate parties, granting to the
Administrative Agent, for the
benefit of the Banks, a security
interest in each of the leases
relating to the Subject Assets
entered into as part of the Mortgage
Transaction, in each case subject to
the Intercreditor Agreement;

 (xii)  Agreements regarding Leases,
in form and substance acceptable to
the Administrative Agent, in respect
of each of the leases relating to
the Subject Assets entered into as
part of the Mortgage Transaction, in
each case subject to the
Intercreditor Agreement;

(xiii)  Opinion of Counsel to the
Borrowers and their respective
Subsidiaries, in form and substance
reasonably satisfactory to the
Administrative Agent, relating to,
among other things, enforceability
of the Security Documents identified
in clauses (x) and (xi) above (the
"Amendment Security Documents")
against the Borrowers and their
respective Subsidiaries which
are party thereto and the valid
creation, perfection and priority of
the security interests in the favor
of the Administrative Agent, for the
benefit of the Banks, in the
collateral covered by the Amendment
Security Documents;

(xiv)  Certificates of the Secretary
or an Assistant Secretary of each of
the Pledgors which is a party to an
Amendment Security Document,
certifying that attached thereto is
a true and correct copy of the
resolutions of such Pledgor's Board
of Directors authorizing the
execution, delivery and performance
of the Amendment Security Documents
to which such Pledgor is a party and
any other documents or instruments
executed and delivered in
connection therewith and the
performance of all the terms and
provisions thereof; (xv) Incumbency
Certificates, certified by the
Secretary of each of the Pledgors
which is a party to an Amendment
Security Document; and" (b)  Section
3.1(b) of the Credit Agreement is
hereby amended by deleting the
reference to "$45,000,000" in the
second line thereof and replacing it
with "$49,066,000".

Section 3 Amendments to Article V.
(a)  Section 5.13 of the Credit
Agreement is hereby amended by
inserting a new sentence at the end
of subsection (a) of said Section to
read as follows:
"The Borrowers shall use their best
efforts to provide collateral
assignments of leases and to obtain
agreements regarding each of the
leases relating to sites of Burger
King and/or Chili's restaurants from
the respective landlords thereof
regarding, among other things, lien
waivers and access rights, each in
form and substance reasonably
satisfactory to the Administrative
Agent."

Section 4      Amendments to Article VI.
(a) Section 6.3 of the Credit
Agreement is hereby amended by (i)
deleting the reference to
"$45,000,000" in the fourth line of
clause (f) of said Section and
replacing it with "$49,066,000".

(b)  Section 6.4 of the Credit
agreement is hereby amended by
deleting the reference to "Section
6.3(e)" in the second line of clause
(k) of said Section and replacing it
with "Section 6.3(f)".

Section 5 Amendment to Schedule I.
Schedule I to the Credit Agreement
is hereby amended in its entirety to
read as set forth on Exhibit A
hereto.

Section 6 Addition of Exhibit E.  A
new Exhibit E is hereby inserted in
the Credit Agreement to read as set
forth on Exhibit
B hereto.

Section 7 Representations and
Warranties of Borrowers.  In order
to induce the Banks and the
Administrative Agent to enter into
this Amendment, each of the
Borrowers represents and warrants
that:

(a)  The execution and delivery by
such Borrower of this Amendment have
been duly authorized by proper
corporate proceedings and this
Amendment and the Agreement, as
amended hereby, constitute the
legal, valid and binding obligations
of such Borrower, enforceable
against such Borrower in accordance
with their respective terms.

(b)  Neither the execution and
delivery by such Borrower of this
Amendment nor compliance with the
provisions hereof will violate any
law, rule, regulation, order, writ,
judgment, injunction, decree or
award binding on such
Borrower or the articles of
incorporation or bylaws of such
Borrower or the provisions of any
indenture, instrument or agreement
to which such Borrower is a party
or is subject, or by which it or
its property is bound, or conflict
with or constitute a default
thereunder.

(c)  Such Borrower has not received
any notice to the effect that its
operations are not in material
compliance with any of the
requirements of applicable federal,
state and local environmental,
health and safety statutes and
regulations or the subject of any
federal or state investigation
evaluating whether any remedial
action is needed to respond to a
release of any toxic or hazardous
waste or substance into the
environment, which non compliance
or remedial action would constitute
a Material Adverse Occurrence.

(d)The representations and warranties
set forth in Article IV of the
Agreement, as amended hereby, are
true and correct on the date hereof
and after giving effect hereto,
except that the representations and
warranties set forth in Section 4.5
as to financial statements of QDI
shall be deemed a reference to the
audited and unaudited financial
statements of QDI, as the case may
be, most recently delivered to the
Banks pursuant to Section 5.1.

(e)  No Default or Event of Default
has occurred and is continuing and,
since October 25, 1998, no Material
Adverse Occurrence has occurred.

Section 8 Effective Date.  This
Amendment shall become effective as
of the date (the "Amendment
Effective Date") first above
written upon receipt by the
Administrative Agent of each of the
following items:
(a)  Counterparts of this Amendment
duly executed by each of the
Borrowers, the Administrative Agent
and each of the Banks;
(b)  Reaffirmation of Subsidiary
Guaranty, duly executed and
delivered by each of the Wholly
Owned Subsidiaries of the Borrower
(other than GAGHC);
(c)          Certificates of the
Secretary or an Assistant Secretary
of each of QDI and GAGHC,
certifying that (i) there has been
no amendment to the articles of
incorporation or by-laws of such
Borrower since May 11, 1999 and
(ii) attached is a true and correct
copy of the resolutions of such
Borrower's Board of Directors
authorizing the execution, delivery
and performance of this Amendment
and any other documents or
instruments executed and delivered
in connection herewith and the
performance of all the terms and
provisions hereof and thereof;
(d)  Incumbency Certificates,
certified by the Secretary of each
of the Borrowers;
(e) Certificates of the Secretary or an Assistant
Secretary of each Subsidiary
Guarantor certifying that (i)
either (A) there has been no
amendment to the articles of
incorporation or by-laws of such
Subsidiary Guarantor since May 11,
1999  or (B) attached thereto is a
true and correct copy of the
articles of incorporation and by-
laws of such Subsidiary
Guarantor and (ii) attached is a
true and correct copy of
resolutions of such Subsidiary
Guarantor's Board of Directors
authorizing the execution and
delivery of the Reaffirmation of
Subsidiary Guaranty;
(f)  Incumbency Certificates of
each Subsidiary Guarantor,
certified by the Secretary of such
Subsidiary Guarantor;
(g) Written opinion of counsel to each of the Borrowers and the Subsidiary
Guarantors, in form and substance
reasonably satisfactory to the
Administrative Agent, relating to,
among other things, enforceability
of this Amendment and the
Reaffirmation of Subsidiary
Guaranty against the Borrowers and
the Subsidiary Guarantors which are
party thereto; and ;
(h)  Payment by the Borrowers of
all costs and expenses of the
Administrative Agent's special
counsel (including without
limitation legal fees and expenses)
incurred in connection with
preparation and execution of this
Amendment and the transactions
contemplated hereby; and
(i)  Such other documents and
instruments as the Administrative
Agent shall reasonably request.

Section 9 Release of Subject Assets.
The Banks hereby authorize the
Administrative Agent, upon the
later of the Effective Date or the
consummation of the Mortgage Transaction, to release any and all security interests or liens granted to the Administrative Agent, for the benefit of the Banks, under any Security Documents in the Subject
Assets and to execute such other
documents and instruments as may be
necessary to evidence such release.

Section 10     Release of Stock of
Grayling Corporation.    The Banks
hereby authorize the Administrative
Agent at any time after the
Amendment Effective Date, to
release any and all security
interests or liens granted to the
Administrative Agent, for the
benefit of the Banks, under the
Security Documents in any and all
capital stock of Grayling
Corporation and to execute such
other documents and instruments as
may be necessary to evidence such
release.

Section 11     Approval of
Intercreditor Agreement.  Each of
the Banks signatory hereto hereby
approves the Intercreditor
Agreement in substantially the form
attached to the Credit Agreement as
Exhibit E and authorizes the
Administrative Agent, as agent for
the Banks, upon the later of the
Effective Date or the consummation
of the Mortgage Transaction, to
execute said Intercreditor
Agreement by and on behalf of such
Bank and agrees to be bound by and
comply with the terms thereof.

Section 12 References to Credit
Agreement. From and after the
effective date hereof, each
reference in the Credit Agreement
to "this Agreement," "hereof," or
"hereunder" or words of like
import, and all references to the
Credit Agreement in any and all
agreements, instruments, documents,
notes, certificates and other
writings of every kind and nature
shall be deemed to mean the Credit
Agreement, as modified and amended
by this Amendment.

Section 13 Ratification.  The
Credit Agreement, as amended
hereby, shall remain in full force
and effect and is hereby ratified,
approved and confirmed in all
respects.

Section 14     Applicable Law.
This Amendment shall be governed by
and construed in accordance with
the laws of the State of Indiana
(without regard to any choice of
law provisions thereof).

Section 15     Counterparts.  This
Amendment may be executed in two or
more counterparts, each of which
shall constitute an original, but
all of which when taken together
shall constitute but one
instrument.

Section 16     Expenses.  The
Borrowers shall pay all reasonable
out-of-pocket expenses incurred by
the Administrative Agent in
connection with the preparation of
this Amendment, including, but not
limited to, the reasonable fees and
disbursements of special counsel
for the Administrative Agent.
[The rest of this page
intentionally left blank.]

IN WITNESS WHEREOF, the
parties hereto have caused this
Agreement to be executed by their
respective officers thereunto
duly authorized as of the day and
year first above written.

QUALITY DINING, INC.


By:__________________
Its:_________________


GAGHC, INC.


By:_________________
Its:________________



CHASE BANK OF TEXAS NATIONAL ASSOCIATION, in its individual capacity and as Agent for the Banks (as that term is defined in the Credit Agreement).


By:________________________
(Signature


_________________________________

(typed or printed name and title)

     BANK ONE, INDIANA , N.A.

    By:_______________________
     (Signature)

__________________________________

 (typed or printed name and title)

THE NORTHERN TRUST COMPANY


By:____________________________
(Signature)

________________________________
(typed or printed name and title)




KEYBANK NATIONAL ASSOCIATION
(successor in interest to Society
National Bank)

By:_______________________________
   (Signature)



(typed or printed name and title)



LASALLE BANK NATIONAL ASSOCIATION

By:______________________________

(Signature)
__________________________________

(typed or printed name and title)




NATIONSBANK, N.A. (SOUTH)


By:____________________
(Signature)

(typed or printed name and title)




SUNTRUST BANK, CENTRAL FLORIDA, N.A.
By:____________________
(Signature)
(typed or printed name and title)

Exhibit A to
Amendment

SCHEDULE I

PART A

EXISTING COMMITMENTS

Bank                                           Commitment          Percentage
----------------------------------------       -----------         ---------
Chase Bank of Texas National Association       $26,000,000.00      20.00%
Bank One, Indiana, N.A.                        $26,000,000.00      20.00%
LaSalle Bank National Association              $21,666,666.67      16.67%
NationsBank, N.A.                              $17,333,333.33      13.33%
SunTrust Bank, Central Florida, N.A.           $17,333,333.33      13.33%
The Northern Trust Company                     $13,000,000.00      10.00%
Key Bank N.A.                                  $ 8,666,666.67       6.67%


PART B

COMMITMENTS AS OF EFFECTIVE DATE

Bank                                           Commitment          Percentage
-------------------------------------          ----------          ----------
Chase Bank of Texas National Association       $15,200,000.00      20.00%
Bank One, Indiana, N.A.                        $14,250,000.00      18.75%
NationsBank, N.A.                              $14,250,000.00      18.75%
LaSalle Bank National Association              $12,669,200.00      16.67%
SunTrust Bank, Central Florida, N.A.           $10,130,800.00      13.33%
The Northern Trust Company                     $ 9,500,000.00      12.50%
Key Bank N.A.                                          --0--           0 %

Exhibit B to
Amendment
Form of Intercreditor Agreement